EXHIBIT 99

COCA-COLA ENTERPRISES INC.		PRESS RELEASE
CONTACT:	Scott Anthony -- Investor Relations (770) 989-3105
Laura Asman -- Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES INC. TO WEBCAST
MORGAN STANLEY CONFERENCE PRESENTATION

ATLANTA, November 2, 2001 -- Coca-Cola Enterprises will webcast a presentation to analysts and investors on Wednesday, November 7, 2001 at 10:15 a.m. (EST). Vice Chairman
and Chief Executive Officer Lowry F. Kline and Chief Financial Officer Patrick J. Mannelly will make the presentation at the Morgan Stanley Global Consumer Conference.

The public can access the live webcast through the Company's website at www.cokecce.com. A replay of the presentation will be available online through the Investor Relations section of the
Company's website.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France,
Great Britain, Luxembourg, Monaco, and the Netherlands.

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